UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 24, 2003
(Date of earliest event reported)

CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-9371	38-3304096

(State of Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

24 Frank Lloyd Wright Drive, Lobby L, 4th Floor
P.O. Box 544, Ann Arbor, Michigan 48106-0544
(Address of Principal Executive Offices)

(734) 994-5505
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURES
Exhibit Index
Letter from PricewaterhouseCoopers, LLP

Item 4. Changes In Registrant’s Certifying Accountant.

     This Form 8-K/A amends the Current Report on Form 8-K of the Registrant filed on October 1, 2003 regarding, among other things, the dismissal of PricewaterhouseCoopers LLP (“PWC”) as the Registrant’s certifying accountant. The purpose of this amendment is to a) provide certain additional information as required by Rule 304 of Regulation S-K and b) provide information regarding the engagement of Ernst & Young as certifying accountant.

     On September 24, 2003, the Registrant dismissed PWC as the Registrant’s certifying accountant. PWC’s reports on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by GP4 Asset Acquisition, LLC, the Registrant’s sole manager. The Registrant does not have a board of directors or audit committee. During the last two fiscal years and through the subsequent interim period, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Moreover, during the last two fiscal years and during the subsequent interim period PWC did not advise the Registrant that (a) the internal controls necessary for the Registrant to develop reliable financial statements did not exist, (b) the Registrant needed to expand significantly the scope of its audit, or (c) PWC was aware of information that on its face, or if further investigated, (i) made, or would have made, PWC unable to rely on management’s representations, (ii) made, or would have made, PWC unwilling to be associated with the financial statements prepared by management, or (iii) materially impacted, or would have materially impacted, the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, including information that could have prevented PWC from rendering an unqualified report on those financial statements.

     The Registrant has engaged Ernst & Young LLP (“Ernst & Young”) as Registrant’s certifying accountant as of October 7, 2003. During 2002 and 2001 and in the subsequent interim period from January 1, 2003 through October 7, 2003, the Registrant has not consulted with Ernst & Young on items that concerned the application of accounting principles generally, or to a specific transaction or group of either completed or proposed transactions, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. Ernst & Young has reviewed the foregoing statements and has been provided the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views, or the respects in which it does not agree with the foregoing statements.

Item 5. Other Events.

     Effective December 1, 2001 Captec Net Lease Realty, Inc., the former general partner of the Registrant, was merged with and into Commercial Net Lease Realty, Inc. (“Commercial Net Lease”). In connection with the merger, Commercial Net Lease agreed to sell and assign its general partnership interest in the Registrant to GP4 Asset Acquisition, LLC (“GP4 Asset Acquisition”). In order to complete this transaction, the consent of a majority in interest of the limited partners of the Registrant and the Registrant’s lender was required. Effective January 15, 2002, the requisite limited partner consents to the transfer of the general partnership interest to GP4 Asset Acquisition were obtained. On September 11, 2003, KeyBank Real Estate Capital Markets, Inc. (“KeyBank”), as authorized agent for J.P. Morgan Chase Bank (the “Lender”), the Registrant’s lender, consented to the transfer of the general partnership interest in the Registrant to GP4 Asset Acquisition.

     In connection with KeyBank’s consent to this transfer, GP4 Asset Acquisition, CRC Asset Acquisition LLC (“CRC Asset Acquisition”), the sole member of GP4 Asset Acquisition, and Patrick L. Beach, the sole member of CRC Asset Acquisition, were required to guaranty the Registrant’s performance under certain documents (the “Loan Documents”) executed by the Registrant in connection with certain loans from the Lender to the Registrant in the aggregate principal amount of $9,651,000. In addition, the Registrant was required to acknowledge that the Loan Documents represent the valid, enforceable and collectible obligations of the Registrant.

Item 7. Financial Statements and Exhibits.

(a)	No financial statements are required to be filed as part of this Form 8-K/A.

(b)	No pro forma financial information is required to be filed as part of this Form 8-K/A.

(c)	The following exhibit is filed as part of this Form 8-K/A:

16	Letter from PricewaterhouseCoopers, LLP to the Commission, dated October 9, 2003, stating that it agrees with the statements made in Registrant’s Report on Form 8-K/A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

By:	GP4 Asset Acquisition, LLC, Its Manager

By:	/s/ Patrick L. Beach

Patrick L. Beach President

Date:	October 13, 2003

EXHIBIT INDEX

Exhibit	Description

16	Letter from PricewaterhouseCoopers, LLP to the Commission, dated October 9, 2003, stating that it agrees with the statements made in Registrant’s Report on Form 8-K/A.